UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 9, 2015

Keryx Biopharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30929	13-4087132
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marina Park Drive, 12th Floor

Boston, Massachusetts 02210

(Address of Principal Executive Offices)

(617) 466-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On December 9, 2015, the Board of Directors (the “Board”) of Keryx Biopharmaceuticals, Inc. (“Keryx” or the “Company”), pursuant to Section 3.02 of the Company’s Amended and Restated Bylaws (the “Bylaws”), increased the number of the directors on the Board to eight, and, pursuant to Section 3.05 of the Bylaws, appointed Mr. John P. Butler as an independent director of the Board to fill the vacancy created by the increase. Mr. Butler will serve as a director until his term expires at the 2016 annual meeting of stockholders, at which time he will stand for election by the Company’s stockholders. Keryx has not yet appointed Mr. Butler to any Board committees. The Board announced Mr. Butler’s appointment via press release on December 10, 2015. A copy of the press release is being filed as Exhibit 99.1 and incorporated in this Item by reference.

Item 9.01	Financial Statements And Exhibits.

(d)	Exhibits.

99.1	Press Release of Keryx Biopharmaceuticals, Inc., dated December 10, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keryx Biopharmaceuticals, Inc.
(Registrant)

Date: December 10, 2015

	By:	/s/ Brian Adams
Brian Adams
Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release of Keryx Biopharmaceuticals, Inc., dated December 10, 2015.